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                                  EXHIBIT 3.1



                          ARTICLES OF INCORPORATION OF

                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
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                         [SEAL OF THE STATE OF TEXAS]

                             THE STATE OF TEXAS

                             SECRETARY OF STATE

                        CERTIFICATE OF INCORPORATION

                                     OF

                   U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
                           CHARTER NUMBER 01472111

         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

         ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED JAN. 2, 1998

EFFECTIVE JAN. 2, 1998


[SEAL OF THE STATE OF TEXAS]            /s/ ALBERTO R. GONZALES
                                        ---------------------------------------
                                        Alberto R. Gonzales, Secretary of State
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                           ARTICLES OF INCORPORATION
                                       OF
                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.

                                  ARTICLE ONE

         The name of the corporation is U.S. Automobile Acceptance SNP-IV, Inc. (the "Corporation").

                                  ARTICLE TWO

         The period of duration of the Corporation is perpetual.

                                 ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have authority to issue is three thousand (3,000) shares of common stock, par value $1.00 per share.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of shares consideration of the value of one thousand dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         A director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Six does not eliminate or limit the liability of a director for:

         (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

         (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

         (d) an act or omission for which the liability of a director is expressly provided for by statute; or

         (e) an act related to an unlawful stock repurchase or payment of a dividend.
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                                 ARTICLE SEVEN

         The street address of its initial registered office is 200 South Rogers Street, Suite 300, Waxahachie, Texas 75165, and the name of its initial registered agent at such address is Amy Waters.

                                 ARTICLE EIGHT

         The number of directors constituting the initial board of directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                                 Michael R. Marshall
                                 1120 N.W. 63rd
                                 Suite G-106
                                 Oklahoma City, Oklahoma 73116

                                  ARTICLE NINE

         The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors. No shareholder shall have, as a shareholder of the Corporation, any preemptive right to acquire, purchase, or subscribe for the purchase of any additional, unissued or treasury shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to acquire, purchase or subscribe for the purchase of, any such unissued or treasury shares.

                                  ARTICLE TEN

         The name and address of the incorporator is Amy Waters, 200 South Rogers, Suite 300, Waxahachie, Texas 75165.

         DATED, this the 2nd day of January, 1998.


                                               /s/ AMY WATERS
                                               -----------------------------
                                               Amy Waters



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